UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

OM GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	001-12515	52-1736882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Public Square, 1500 Key Tower, Cleveland, Ohio	44114-1221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 781-0083

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stephen Dunmead, Vice President and General Manager of Specialties, announced on February 7, 2013 that he will be leaving OM Group, Inc. (the “Company”) effective February 28, 2013. In addition to the compensation he is entitled to receive under the Company’s Executive Severance Policy, he will receive the following additional compensation in cash as part of a completion payment tied to the closing of the sale of the Company’s advanced materials business, as announced on January 21, 2013:

•	115% of his base salary, and

•	an amount equal to the value of his prorated time-based and performance-based equity awards*.

*	Based on the Company’s common stock price at closing of the sale of the advanced materials business. Using the common stock price as of close of business on February 7, 2013, the amount would equal approximately $141,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OM GROUP, INC. (Registrant)

Date: February 8, 2013	By:	/s/ Valerie Gentile Sachs
		Name:	Valerie Gentile Sachs
		Title:	Vice President, General Counsel and Secretary